Contact:	Joyce Carson	FOR IMMEDIATE RELEASE
Exelon Investor Relations
312-394-3441

Jennifer Medley
Exelon Corporate Communications
312-394-7189
Exelon Announces Strong Second Quarter Results;
Nuclear Fleet Achieves Superior Operating Performance;
ComEd Receives Disappointing Order in Rate Case
CHICAGO (July 31, 2006) — Exelon Corporation’s (Exelon) second quarter 2006 consolidated earnings prepared in accordance with GAAP were $644 million, or $0.95 per diluted share, compared with earnings of $514 million, or $0.76 per diluted share, in the second quarter of 2005.
Exelon’s adjusted (non-GAAP) operating earnings for the second quarter of 2006 were $577 million, or $0.85 per diluted share, compared with $506 million, or $0.75 per diluted share, for the same period in 2005. The 13 percent increase in adjusted (non-GAAP) operating earnings per share was primarily the result of higher margins on wholesale market sales, increased output due to strong nuclear performance at Exelon Generation Company, LLC (Generation) and higher electric revenues associated with certain authorized rate increases at PECO Energy Company (PECO). These positive factors were partially offset by the effects of unfavorable weather conditions in the Commonwealth Edison Company (ComEd) and PECO service territories, increased depreciation and amortization, including the higher competitive transition charge (CTC) amortization scheduled at PECO, and increased operating and maintenance expense.
The Exelon Nuclear-operated plants achieved a 95.5 percent capacity factor for the second quarter of 2006, compared with 95.4 percent for the second quarter of 2005. In June alone, the Exelon fleet achieved a capacity factor of 99.1 percent, its highest ever for the June-August summer period. Year to date, Nuclear completed five refueling outages, continuing to lead the industry with a 23-day average duration per outage.
“We had a solid first half. Our strong performance in the second quarter more than offset a lackluster first quarter,” said John W. Rowe, Exelon’s chairman, president and CEO. “Our second quarter operating performance was first rate as shown by both a consistently high nuclear capacity factor and the availability of our fossil fleet. Generation margins continued to improve over last year, as did core growth in our delivery service business.” Rowe continued, “Our agreement with DOJ last month was a major milestone in our efforts to complete our proposed merger with PSEG. We are working hard to obtain our last remaining regulatory approval from the New Jersey Board of Public Utilities. We are

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hopeful that we can reach a resolution in New Jersey soon and must do so if we are to be able to complete this transaction.”
A non-GAAP financial measure, adjusted (non-GAAP) operating earnings for the second quarter of 2006 do not include the following items that are included in reported GAAP earnings (all after tax):
•	Income of $89 million, or $0.13 per diluted share, resulting from decreases in decommissioning obligations primarily related to the AmerGen nuclear plants.

•	A net charge of $55 million, or $0.08 per diluted share, for an impairment related to the write-off of the intangible asset associated with investments in synthetic fuel-producing facilities, net of earnings from the investments, including the impact of mark-to-market gains associated with the related derivatives.

•	Mark-to-market gains of $38 million, or $0.06 per diluted share, primarily from Generation’s non-trading activities.

•	A net charge of $5 million, or $0.01 per diluted share, related to certain integration costs associated with the proposed merger with Public Service Enterprise Group Incorporated (PSEG) and Generation’s prior investment in Sithe Energies, Inc. (Sithe), which is reflected as discontinued operations.
Adjusted (non-GAAP) operating earnings for the second quarter of 2005 did not include the following items that were included in reported GAAP earnings (all after tax):
•	Earnings of $29 million, or $0.04 per diluted share, from investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains associated with the related derivatives.

•	Mark-to-market losses of $14 million, or $0.02 per diluted share, from non-trading activities.

•	Charges of $7 million, or $0.01 per diluted share, related to certain integration costs associated with the proposed merger with PSEG, severance and severance-related costs and Generation’s prior investment in Sithe, which is reflected as discontinued operations.
ComEd Receives Order in First General Rate Case since 1995
On August 31, 2005, ComEd filed a proposal with the Illinois Commerce Commission (ICC) seeking approval of its first general rate case since January 1995. The rate case filing sought to allocate the costs of supplying electricity and to adjust ComEd’s rates for delivering electricity to users in its service area, effective January 2007, in order to reflect ComEd’s rising costs and significant capital investment in its delivery system. ComEd proposed a revenue increase of $317 million. On June 8, 2006, the administrative law judges issued a proposed order, which included a revenue increase of $164 million, plus ComEd’s request for recovery of several items which were previously recorded as expense. On July 26, 2006, the ICC issued its Final Order, which is subject to rehearing and appeal. The Order allows an $8.3 million revenue increase. ComEd believes that the disallowances contained in the Order are inappropriate and intends to vigorously pursue these issues on rehearing and appeal.

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As part of the rate case, ComEd requested recovery of amounts which have previously been recorded as expense. Based on the ICC Order in the rate case, ComEd estimates that during the third quarter it will record regulatory assets and reverse the previously incurred expenses for the following items (all pre-tax): severance ($158 million), losses on the extinguishment of debt as part of ComEd’s 2004 Accelerated Liability Management Plan ($86 million), manufactured gas plant costs ($40 million) and costs associated with ComEd’s procurement case ($7 million). In addition, ComEd may incur an impairment charge associated with its goodwill in the third quarter due to the ICC Order. As of June 30, 2006, Exelon and ComEd have goodwill of approximately $3.5 billion. Under GAAP, goodwill is tested for impairment at least annually or more frequently if events or circumstances indicate that it is “more likely than not” that goodwill might be impaired. ComEd currently performs its annual test in the fourth quarter of each year. However, due to the significant negative impact of the ICC’s Order to the cash flows and value of ComEd, it is required to complete an interim impairment test during the third quarter of this year. The interim test may lead to an impairment of goodwill at both ComEd and Exelon. The size of any potential impairment will not be known until ComEd completes its test in the third quarter, but the impairment could be material and could exceed the regulatory assets expected to be recorded in the third quarter based on the ICC Order.
“ComEd is deeply disappointed with the Illinois Commerce Commission’s delivery rate order. We believe the facts and record supported a much different result and we will certainly appeal the ICC order and seek reconsideration,” said Frank Clark, ComEd’s chairman and CEO. “We must remember that the Illinois Commissioners have shown both foresight and courage in previous decisions relating to ComEd, and ComEd remains committed to working with the Commission to achieve positive solutions to difficult challenges in Illinois in the long run,” Clark added. “The ICC’s order confirms that ComEd will be allowed to recover its energy costs which will be incurred by the company through the upcoming competitive power procurement auction in Illinois,” Clark noted.
2006 Earnings Outlook
“Given first half performance that was roughly in line with our expectations and our increasing confidence that we will hit our targets in the second half, we are reaffirming our 2006 operating earnings guidance range of $3.00 to $3.30 per share,” said Rowe. Earnings guidance is based on the assumption of normal weather for the remainder of the year.
Exelon’s outlook for 2006 adjusted (non-GAAP) operating earnings excludes the earnings impacts of the following:
•	mark-to-market adjustments from non-trading activities;
•	investments in synthetic fuel-producing facilities;
•	certain costs associated with the proposed merger with PSEG;
•	significant impairments of intangible assets, including a potential impairment of ComEd’s goodwill in the third quarter;
•	significant changes in decommissioning obligation estimates;
•	certain amounts to be recovered by ComEd as approved in the July 26, 2006 ICC rate order, specifically, previously incurred severance costs and losses on extinguishments of long-term debt; and
•	other unusual items, including any future changes to GAAP.

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In consideration of these factors, and the need to further analyze the impacts of the ICC’s rate order, Exelon is not updating its 2006 GAAP earnings guidance of $3.00 to $3.30 per share until its analyses are complete, which is expected in the third quarter.
Second Quarter Highlights
•	Proposed Merger with PSEG: On May 30, 2006, the Nuclear Regulatory Commission approved the merger and transfer of the nuclear plant operating licenses from PSEG Nuclear to Generation. On June 22, 2006, Exelon and PSEG reached a comprehensive agreement with the Antitrust Division of the United States Department of Justice (DOJ), which resolves all competition issues reviewed by the DOJ in connection with the proposed merger of Exelon and PSEG. Under the terms of the DOJ agreement, Exelon and PSEG will divest fossil-fuel fired electric generating stations with a total capacity of approximately 5,600 megawatts, assuring that the merger will not adversely affect competition. No divestiture of nuclear capacity or nuclear plants is required by DOJ, as the increased fossil divestiture will resolve all competition issues. The fossil plant divestiture required by the settlement with DOJ will satisfy the requirements imposed by the Federal Energy Regulatory Commission (FERC) to divest fossil generation. The virtual nuclear divestiture approved by FERC in June 2005 continues to be a FERC requirement even though it is not required by DOJ. The divestitures will be required when the merger closes.

The New Jersey Board of Public Utilities (NJBPU) is the only remaining regulatory authority whose approval is required to complete the merger. Settlement discussions are continuing with the NJBPU staff and other parties. Exelon and PSEG recently made an enhanced settlement proposal that includes concessions that are significantly greater than the concessions originally offered. Exelon and PSEG have also indicated that it is essential to reach a settlement promptly. If Exelon and PSEG are able to reach a settlement in New Jersey, the settlement would need to be reviewed by the Administrative Law Judge presiding over the case and would need to be approved by the NJBPU after public comment. Although it is possible that this process could be completed in time to allow the merger to close in the third quarter of 2006, there is currently no established timetable for NJBPU action on the merger. The final decision on whether to proceed with the merger will rest with the boards of both Exelon and PSEG after the terms and conditions of regulatory requirements are known.

•	ComEd Procurement Case: On January 24, 2006, the ICC approved ComEd’s procurement case, authorizing ComEd to procure power after 2006 through a “reverse-auction” competitive bidding process and to recover the costs from retail customers with no markup. The first auction is scheduled to take place beginning September 5, 2006, and a Web site (www.illinois-auction.com) provides bidder and general information about the Illinois auction process. For the initial auction, ComEd’s entire load will be up for bid. In order to mitigate the effects of changes in future prices, the load for residential and commercial customers less than 400 kW will be served utilizing staggered three-year contracts. On June 1, 2006, the Attorney General filed a petition for review with the Illinois Supreme Court related to the ICC’s order in the procurement case. The petition for review includes a request that the Supreme Court stay the ICC’s order. The Supreme Court has not yet acted on the petition.

•	ComEd Residential Rate Stabilization Program: On May 23, 2006, ComEd filed a residential rate stabilization proposal to ease residential customers’ transition after 2006 to cost-based rates from frozen rates, which requires regulatory approval to implement. The proposal would limit

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the energy procurement costs that ComEd could pass through to its customers for a specified period of time and allow ComEd to collect any unrecovered procurement costs, including appropriate returns, in later years. The plan would terminate if a material adverse event occurs or if ComEd’s senior unsecured credit rating for at least one of the three major credit rating agencies falls below investment grade. ComEd has requested an ICC ruling on the proposal by late November 2006. Hearings on the proposal are scheduled for September 7 and 8. ComEd is reviewing this initiative in light of the ICC order on the delivery rate case.

•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station operated by PSEG and co-owned by Generation, produced 35,442 GWhs in the second quarter of 2006, compared with 34,685 GWhs in the second quarter of 2005. The Exelon Nuclear-operated plants completed two scheduled refueling outages in both of the second quarters of 2006 and 2005, and refueling outage days totaled 35 and 36, respectively. Total non-refueling outage days for the Exelon Nuclear-operated plants in the second quarter of 2006 were 24 versus 26 in the second quarter of 2005.

•	Fossil and Hydro Operations: Generation’s fossil fleet commercial availability was 93.7 percent in the second quarter of 2006, compared with 94.8 percent in the second quarter of 2005, primarily due to unplanned maintenance outages. The equivalent availability factor for the hydro facilities was 95.2 percent, a 2.7 percent improvement over the second quarter 2005 performance, largely due to less planned outage work performed in the second quarter 2006.
BUSINESS UNIT RESULTS
ComEd consists of the retail and wholesale electricity transmission and distribution operations in northern Illinois.
ComEd’s net income in the second quarter of 2006 was $127 million compared with net income of $109 million in the second quarter of 2005. The second quarter 2006 net income included (all after tax) mark-to-market gains of $2 million from one wholesale contract and expenses of $1 million related to certain integration costs associated with the proposed merger with PSEG. Second quarter 2005 net income included after-tax income of $2 million related to adjustments to previously recorded severance and severance-related charges. Excluding the impact of these items, ComEd’s net income in the second quarter of 2006 increased $19 million compared with the same quarter last year, primarily due to lower purchased power expense attributable to a contractual decrease in prices associated with ComEd’s power purchase agreement with Generation, core growth in customers and deliveries and favorable changes in customer mix and usage, partially offset by the impact of less favorable weather.
In the ComEd service territory, cooling degree-days were down 32 percent relative to the same period in 2005 and were 2 percent below normal. ComEd’s total retail kWh deliveries decreased 2 percent in 2006 as compared with 2005, with a 2 percent decrease in deliveries to the residential customer class, largely due to less favorable weather. ComEd’s second quarter 2006 revenues were $1,453 million, down 2 percent from $1,488 million in 2005, primarily due to decreased deliveries to residential and Power Purchase Option (PPO) customers. For ComEd, weather had an unfavorable after-tax impact of $20 million on second quarter 2006 earnings relative to 2005 and had an unfavorable after-tax impact of $4 million relative to the normal weather that was incorporated in earnings guidance.

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The number of customers being served in the ComEd region has increased 1.1 percent since the second quarter of 2005, with weather-normalized kWh growth of 1.8 percent compared with the second quarter of 2005.
PECO consists of the retail electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.
PECO’s net income in the second quarter of 2006 was $93 million compared with net income of $110 million in the second quarter of 2005. The second quarter 2006 net income included after-tax expenses of $3 million related to certain integration costs associated with the proposed merger with PSEG. Second quarter 2005 net income included after-tax charges of $4 million related to certain integration costs associated with the proposed merger with PSEG. Excluding the impact of these items, PECO’s net income in the second quarter of 2006 decreased $18 million compared with the same quarter last year, primarily due to higher CTC amortization and higher operating and maintenance expense, partially offset by higher revenues, net of purchased power and fuel expense. Higher net revenues reflected certain authorized electric rate increases, including a scheduled CTC rate increase, partially offset by lower net electric and gas revenues as a result of unfavorable weather. The increases in CTC amortization expense and CTC rates are in accordance with PECO’s 1998 restructuring settlement with the PAPUC. As expected, the increase in CTC amortization expense exceeded the increase in CTC revenues.
In the PECO service territory, cooling degree-days were the same as in 2005 and were 3 percent above normal, while heating degree days were 31 percent below 2005 and normal. PECO’s total electric retail kWh deliveries increased less than 1 percent, with residential deliveries down 1 percent. Total gas deliveries were down 7 percent from the 2005 period. PECO’s second quarter 2006 revenues were $1,148 million, up 10 percent from $1,044 million in 2005, primarily due to the above-mentioned electric rate increases and a net increase in gas rates through PAPUC-approved changes to the purchased gas adjustment clause. For PECO, weather had an unfavorable after-tax impact of $6 million on second quarter 2006 earnings relative to 2005 and an unfavorable after-tax impact of $6 million relative to the normal weather that was incorporated in earnings guidance.
The number of electric customers being served in the PECO region has increased 0.7 percent since the second quarter of 2005, with weather-normalized kWh growth of 1.2 percent compared with the second quarter of 2005.
Exelon Generation consists of Exelon’s electric generation operations, competitive retail sales and power marketing and trading functions.
Second quarter 2006 net income was $500 million compared with $296 million in the second quarter of 2005. Second quarter 2006 net income included (all after tax) income of $89 million resulting from decreases in decommissioning obligations primarily related to the AmerGen nuclear plants, mark-to-market gains of $36 million from non-trading activities, costs of $2 million related to certain integration costs associated with the proposed merger with PSEG and income of $2 million related to Generation’s prior investment in Sithe, which is reflected as discontinued operations. Second quarter 2005 net income included (all after tax) mark-to-market losses of $14 million from non-trading activities, costs of $1 million related to the proposed merger with PSEG, severance and severance-related costs of $1 million and charges of $1 million related to Generation’s prior investment in Sithe, which is reflected as discontinued operations. Excluding the impact of these items, Generation’s net income in the second quarter of 2006 increased $62 million compared with the same quarter last year, primarily due to higher

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revenue, net of purchased power and fuel expense, partially offset by higher other operating and maintenance expense largely due to inflationary increases.
Generation’s revenue, net of purchased power and fuel expense, increased by $131 million in the second quarter of 2006 compared with the second quarter of 2005 excluding the mark-to-market impact in both years. The quarter-over-quarter increase in revenue, net of purchased power and fuel expense, was driven by higher average margins on wholesale market sales due to having previously re-priced forward hedges at higher prices, combined with higher spot market prices and the impact of higher generation output, as well as the contractual increase in the prices associated with Generation’s power sales agreement with PECO, partially offset by the contractual decrease in prices associated with Generation’s power sales agreement with ComEd. Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $26.43 per MWh in the second quarter of 2006 compared with $23.06 per MWh in the second quarter of 2005.
Adjusted (non-GAAP) Operating Earnings
Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations and mark-to-market adjustments from non-trading activities, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliations of GAAP to adjusted (non-GAAP) operating earnings for historical periods are attached. Additional earnings release attachments, which include the reconciliations on pages 7 and 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on July 31, 2006.
Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on July 31, 2006. The call-in number in the U.S. is 888-603-6873, and the international call-in number is 973-582-2706. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)
Telephone replays will be available until August 14. The U.S. call-in number for replays is 877-519-4471, and the international call-in number is 973-341-3080. The confirmation code is 7592439.
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon Corporation’s 2005 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 20, ComEd-Note 17, PECO-Note 15 and Generation-Note 17 and (2) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.
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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.2 million customers and more than $15 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.2 million customers in Illinois and Pennsylvania and natural gas to more than 470,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION
Earnings Release Attachments

Consolidating Statements of Income — Three Months Ended June 30, 2006 and 2005	1

Consolidating Statements of Income — Six Months Ended June 30, 2006 and 2005	2

Business Segment Comparative Income Statements — ComEd and PECO — Three and Six Months Ended June 30, 2006 and 2005	3

Business Segment Comparative Income Statements — Generation and Other — Three and Six Months Ended June 30, 2006 and 2005	4

Consolidated Balance Sheets — June 30, 2006 and December 31, 2005	5

Consolidated Statements of Cash Flows — Six Months Ended June 30, 2006 and 2005	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Exelon — Three Months Ended June 30, 2006 and 2005	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Exelon — Six Months Ended June 30, 2006 and 2005	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Three Months Ended June 30, 2006 and 2005	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment — Three Months Ended June 30, 2006 and 2005	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Six Months Ended June 30, 2006 and 2005	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment — Six Months Ended June 30, 2006 and 2005	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — ComEd — Three and Six Months Ended June 30, 2006 and 2005	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — PECO — Three and Six Months Ended June 30, 2006 and 2005	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Generation — Three and Six Months Ended June 30, 2006 and 2005	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Other — Three and Six Months Ended June 30, 2006 and 2005	16

Electric Sales Statistics — Three and Six Months Ended June 30, 2006 and 2005	17

ComEd and PECO Sales Statistics — Three Months Ended June 30, 2006 and 2005	18

ComEd and PECO Sales Statistics — Six Months Ended June 30, 2006 and 2005	19

Exelon Generation Power Marketing Statistics — Three Months Ended June 30, 2006, March, 31, 2006, December 31, 2005, September 30, 2005 and June 30, 2005	20

Exelon Generation Power Marketing Statistics — Six Months Ended June 30, 2006 and 2005	21

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Three Months Ended June 30, 2006
					Exelon
	ComEd	PECO	Generation	Other	Consolidated
Operating revenues	$1,453	$1,148	$2,214	$(1,118)	$3,697
Operating expenses
Purchased power	766	501	418	(1,114)	571
Fuel	—	76	425	1	502
Operating and maintenance	218	141	440	82	881
Depreciation and amortization	106	172	72	21	371
Taxes other than income	71	53	41	5	170

Total operating expenses	1,161	943	1,396	(1,005)	2,495

Operating income (loss)	292	205	818	(113)	1,202

Other income and deductions
Interest expense	(77)	(67)	(40)	(38)	(222)
Equity in losses of unconsolidated affiliates	(3)	(2)	(1)	(16)	(22)
Other, net	1	2	14	29	46

Total other income and deductions	(79)	(67)	(27)	(25)	(198)

Income (loss) from continuing operations before income taxes	213	138	791	(138)	1,004
Income taxes	86	45	294	(62)	363

Income (loss) from continuing operations	127	93	497	(76)	641
Income from discontinued operations	—	—	3	—	3

Net income (loss)	$127	$93	$500	$(76)	$644

	Three Months Ended June 30, 2005
					Exelon
	ComEd	PECO	Generation	Other	Consolidated
Operating revenues	$1,488	$1,044	$2,105	$(1,153)	$3,484
Operating expenses
Purchased power	858	437	517	(1,149)	663
Fuel	—	66	428	(1)	493
Operating and maintenance	202	119	602	6	929
Depreciation and amortization	101	137	63	24	325
Taxes other than income	73	60	39	5	177

Total operating expenses	1,234	819	1,649	(1,115)	2,587

Operating income (loss)	254	225	456	(38)	897

Other income and deductions
Interest expense	(77)	(70)	(29)	(34)	(210)
Equity in earnings (losses) of unconsolidated affiliates	(4)	(4)	4	(28)	(32)
Other, net	7	6	51	4	68

Total other income and deductions	(74)	(68)	26	(58)	(174)

Income (loss) from continuing operations before income taxes	180	157	482	(96)	723
Income taxes	71	47	185	(96)	207

Income from continuing operations	109	110	297	—	516
Loss from discontinued operations	—	—	(1)	(1)	(2)

Net income (loss)	$109	$110	$296	$(1)	$514

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Six Months Ended June 30, 2006
					Exelon
	ComEd	PECO	Generation	Other	Consolidated
Operating revenues	$2,880	$2,554	$4,434	$(2,309)	$7,559
Operating expenses
Purchased power	1,628	987	781	(2,300)	1,096
Fuel	—	402	1,036	—	1,438
Operating and maintenance	434	289	1,108	75	1,906
Depreciation and amortization	205	343	139	48	735
Taxes other than income	152	117	84	11	364

Total operating expenses	2,419	2,138	3,148	(2,166)	5,539

Operating income (loss)	461	416	1,286	(143)	2,020

Other income and deductions
Interest expense	(153)	(136)	(82)	(74)	(445)
Equity in losses of unconsolidated affiliates	(5)	(6)	(5)	(45)	(61)
Other, net	1	5	20	65	91

Total other income and deductions	(157)	(137)	(67)	(54)	(415)

Income (loss) from continuing operations before income taxes	304	279	1,219	(197)	1,605
Income taxes	123	93	454	(106)	564

Income (loss) from continuing operations	181	186	765	(91)	1,041
Income from discontinued operations	—	—	3	—	3

Net income (loss)	$181	$186	$768	$(91)	$1,044

	Six Months Ended June 30, 2005
					Exelon
	ComEd	PECO	Generation	Other	Consolidated
Operating revenues	$2,875	$2,339	$4,125	$(2,294)	$7,045
Operating expenses
Purchased power	1,679	869	967	(2,283)	1,232
Fuel	—	331	786	(2)	1,115
Operating and maintenance	404	253	1,211	9	1,877
Depreciation and amortization	198	273	125	48	644
Taxes other than income	151	115	74	9	349

Total operating expenses	2,432	1,841	3,163	(2,219)	5,217

Operating income (loss)	443	498	962	(75)	1,828

Other income and deductions
Interest expense	(151)	(142)	(58)	(48)	(399)
Equity in earnings (losses) of unconsolidated affiliates	(8)	(8)	4	(56)	(68)
Other, net	13	9	69	6	97

Total other income and deductions	(146)	(141)	15	(98)	(370)

Income (loss) from continuing operations before income taxes	297	357	977	(173)	1,458
Income taxes	118	118	376	(177)	435

Income from continuing operations	179	239	601	4	1,023
Income (loss) from discontinued operations	—	—	15	(3)	12

Net income	$179	$239	$616	$1	$1,035

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	ComEd
	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	Variance	2006	2005	Variance
Operating revenues	$1,453	$1,488	$(35)	$2,880	$2,875	$5
Operating expenses
Purchased power	766	858	(92)	1,628	1,679	(51)
Operating and maintenance	218	202	16	434	404	30
Depreciation and amortization	106	101	5	205	198	7
Taxes other than income	71	73	(2)	152	151	1

Total operating expenses	1,161	1,234	(73)	2,419	2,432	(13)

Operating income	292	254	38	461	443	18

Other income and deductions
Interest expense	(77)	(77)	—	(153)	(151)	(2)
Equity in losses of unconsolidated affiliates	(3)	(4)	1	(5)	(8)	3
Other, net	1	7	(6)	1	13	(12)

Total other income and deductions	(79)	(74)	(5)	(157)	(146)	(11)

Income before income taxes	213	180	33	304	297	7
Income taxes	86	71	15	123	118	5

Net income	$127	$109	$18	$181	$179	$2

	PECO
	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	Variance	2006	2005	Variance
Operating revenues	$1,148	$1,044	$104	$2,554	$2,339	$215
Operating expenses
Purchased power	501	437	64	987	869	118
Fuel	76	66	10	402	331	71
Operating and maintenance	141	119	22	289	253	36
Depreciation and amortization	172	137	35	343	273	70
Taxes other than income	53	60	(7)	117	115	2

Total operating expenses	943	819	124	2,138	1,841	297

Operating income	205	225	(20)	416	498	(82)

Other income and deductions
Interest expense	(67)	(70)	3	(136)	(142)	6
Equity in losses of unconsolidated affiliates	(2)	(4)	2	(6)	(8)	2
Other, net	2	6	(4)	5	9	(4)

Total other income and deductions	(67)	(68)	1	(137)	(141)	4

Income before income taxes	138	157	(19)	279	357	(78)
Income taxes	45	47	(2)	93	118	(25)

Net income	$93	$110	$(17)	$186	$239	$(53)

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Generation
	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	Variance	2006	2005	Variance
Operating revenues	$2,214	$2,105	$109	$4,434	$4,125	$309
Operating expenses
Purchased power	418	517	(99)	781	967	(186)
Fuel	425	428	(3)	1,036	786	250
Operating and maintenance	440	602	(162)	1,108	1,211	(103)
Depreciation and amortization	72	63	9	139	125	14
Taxes other than income	41	39	2	84	74	10

Total operating expenses	1,396	1,649	(253)	3,148	3,163	(15)

Operating income	818	456	362	1,286	962	324

Other income and deductions
Interest expense	(40)	(29)	(11)	(82)	(58)	(24)
Equity in earnings (losses) of unconsolidated affiliates	(1)	4	(5)	(5)	4	(9)
Other, net	14	51	(37)	20	69	(49)

Total other income and deductions	(27)	26	(53)	(67)	15	(82)

Income from continuing operations before income taxes	791	482	309	1,219	977	242
Income taxes	294	185	109	454	376	78

Income from continuing operations	497	297	200	765	601	164
Income (loss) from discontinued operations	3	(1)	4	3	15	(12)

Net income	$500	$296	$204	$768	$616	$152

	Other (a)
	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	Variance	2006	2005	Variance
Operating revenues	$(1,118)	$(1,153)	$35	$(2,309)	$(2,294)	$(15)
Operating expenses
Purchased power	(1,114)	(1,149)	35	(2,300)	(2,283)	(17)
Fuel	1	(1)	2	—	(2)	2
Operating and maintenance	82	6	76	75	9	66
Depreciation and amortization	21	24	(3)	48	48	—
Taxes other than income	5	5	—	11	9	2

Total operating expenses	(1,005)	(1,115)	110	(2,166)	(2,219)	53

Operating loss	(113)	(38)	(75)	(143)	(75)	(68)

Other income and deductions
Interest expense	(38)	(34)	(4)	(74)	(48)	(26)
Equity in losses of unconsolidated affiliates	(16)	(28)	12	(45)	(56)	11
Other, net	29	4	25	65	6	59

Total other income and deductions	(25)	(58)	33	(54)	(98)	44

Loss from continuing operations before income taxes	(138)	(96)	(42)	(197)	(173)	(24)
Income taxes	(62)	(96)	34	(106)	(177)	71

Income (loss) from continuing operations	(76)	—	(76)	(91)	4	(95)
Loss from discontinued operations	—	(1)	1	—	(3)	3

Net income (loss)	$(76)	$(1)	$(75)	$(91)	$1	$(92)

(a)	Other includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, Enterprises and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited)
(in millions)

	June 30,	December 31,
	2006	2005
Current assets
Cash and cash equivalents	$282	$140
Restricted cash and investments	48	49
Accounts receivable, net Customer	1,609	1,858
Other	265	337
Mark-to-market derivative assets	737	916
Inventories, at average cost
Fossil fuel	282	311
Materials and supplies	381	351
Deferred income taxes	114	80
Other	540	595

Total current assets	4,258	4,637

Property, plant and equipment, net	22,122	21,981

Deferred debits and other assets
Regulatory assets	4,093	4,386
Nuclear decommissioning trust funds	5,809	5,585
Investments	819	813
Goodwill	3,476	3,475
Mark-to-market derivative assets	586	371
Prepaid pension asset	374	377
Other	753	824

Total deferred debits and other assets	15,910	15,831

Total assets	$42,290	$42,449

Liabilities and shareholders’ equity
Current liabilities
Commercial paper and notes payable	$1,184	$1,290
Long-term debt due within one year	554	407
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	577	507
Accounts payable	1,195	1,467
Mark-to-market derivative liabilities	885	1,282
Accrued expenses	1,070	1,005
Other	838	605

Total current liabilities	6,303	6,563

Long-term debt	7,904	7,759
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust	2,963	3,456
Long-term debt to other financing trusts	545	545

Deferred credits and other liabilities
Deferred income taxes	4,957	4,816
Unamortized investment tax credits	256	262
Asset retirement obligations	3,676	4,157
Pension obligations	292	268
Non-pension postretirement benefits obligations	1,086	1,014
Spent nuclear fuel obligation	926	906
Regulatory liabilities	2,293	2,170
Mark-to-market derivative liabilities	504	522
Other	763	798

Total deferred credits and other liabilities	14,753	14,913

Total liabilities	32,468	33,236

Minority interest of consolidated subsidiaries	—	1
Preferred securities of subsidiaries	87	87

Shareholders’ equity
Common stock	8,166	7,987
Treasury stock, at cost	(497)	(444)
Retained earnings	3,443	3,206
Accumulated other comprehensive loss	(1,377)	(1,624)

Total shareholders’ equity	9,735	9,125

Total liabilities and shareholders’ equity	$42,290	$42,449

EXELON CORPORATION
Consolidated Statements of Cash Flows
(in millions)

	Six Months Ended
	June 30,
	2006	2005
Cash flows from operating activities
Net income	$1,044	$1,035
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	1,060	961
Deferred income taxes and amortization of investment tax credits	(81)	528
Provision for uncollectible accounts	42	22
Equity in losses of unconsolidated affiliates	61	68
Gains on sales of investments and wholly owned subsidiaries	(2)	(17)
Net realized (gains) losses on nuclear decommissioning trust funds	11	(55)
Other decommissioning-related activities	(149)	13
Impairment charges	117	—
Other non-cash operating activities	32	27
Changes in assets and liabilities:
Accounts receivable	230	53
Inventories	11	26
Other current assets	(136)	(136)
Accounts payable, accrued expenses and other current liabilities	(406)	(211)
Counterparty collateral asset	178	(20)
Counterparty collateral liability	5	7
Income taxes	300	24
Net realized and unrealized mark-to-market and hedging transactions	(69)	(74)
Pension and non-pension postretirement benefits	99	(1,927)
Other noncurrent assets and liabilities	(159)	(38)

Net cash flows provided by operating activities	2,188	286

Cash flows from investing activities
Capital expenditures	(1,156)	(1,007)
Proceeds from nuclear decommissioning trust fund assets sales	2,554	2,149
Investment in nuclear decommissioning trust funds	(2,706)	(2,256)
Acquisition of businesses, net of cash acquired	—	(97)
Proceeds from sales of investments and wholly owned subsidiaries, net of $32 million of cash sold during the six months ended June 30, 2005	1	103
Investment in synthetic fuel-producing facilities	(53)	(56)
Change in restricted cash	1	23
Other investing activities	(1)	(2)

Net cash flows used in investing activities	(1,360)	(1,143)

Cash flows from financing activities
Issuance of long-term debt	326	1,788
Retirement of long-term debt	(34)	(185)
Retirement of long-term debt to financing affiliates	(422)	(397)
Issuance of short-term debt	—	2,500
Retirement of short-term debt	—	(2,200)
Change in other short-term debt	(106)	(161)
Dividends paid on common stock	(535)	(535)
Proceeds from employee stock plans	107	156
Purchase of treasury stock	(53)	(8)
Other financing activities	31	(55)

Net cash flows provided by (used in) financing activities	(686)	903

Increase in cash and cash equivalents	142	46
Cash and cash equivalents at beginning of period	140	499

Cash and cash equivalents at end of period	$282	$545

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30, 2006				Three Months Ended June 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$3,697	$(3)	(b)	$3,694	$3,484	$—		$3,484
Operating expenses
Purchased power	571	49	(b)	620	663	15	(b)	678
Fuel	502	9	(b)	511	493	(37)	(b)	456
Operating and maintenance	881	43	(c),(d),(e)	924	929	(16)	(c),(d),(g)	913
Depreciation and amortization	371	(14)	(c),(d)	357	325	(19)	(c),(d)	306
Taxes other than income	170	—		170	177	—		177

Total operating expenses	2,495	87		2,582	2,587	(57)		2,530

Operating income	1,202	(90)		1,112	897	57		954

Other income and deductions
Interest expense	(222)	4	(c),(f)	(218)	(210)	4	(c)	(206)
Equity in losses of unconsolidated affiliates	(22)	16	(c)	(6)	(32)	28	(c)	(4)
Other, net	46	(24)	(c)	22	68	—		68

Total other income and deductions	(198)	(4)		(202)	(174)	32		(142)

Income from continuing operations before income taxes	1,004	(94)		910	723	89		812
Income taxes	363	(30)	(b),(c),(d),(e),(f)	333	207	98	(b),(c),(d),(g)	305

Income from continuing operations	641	(64)		577	516	(9)		507
Income (loss) from discontinued operations	3	(3)	(f)	—	(2)	1	(f)	(1)

Net income	$644	$(67)		$577	$514	$(8)		$506

Earnings per average common share
Basic:	$0.96	$(0.10)		$0.86	$0.77	$(0.01)		$0.76

Diluted:	$0.95	$(0.10)		$0.85	$0.76	$(0.01)		$0.75

Average common shares outstanding
Basic	670			670	670			670
Diluted	676			676	677			677

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market (b)		$0.06				$(0.02)
Investments in synthetic fuel-producing facilities (c)		(0.08)				0.04
PSEG merger costs (d)		(0.01)				(0.01)
Nuclear decommissioning obligation reduction (e)		0.13				—
Severance charges and financial impact of Sithe (f),(g)		—				—

Total adjustments		$0.10				$0.01

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s non-trading activities.

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains associated with the related derivatives.

(d)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with Public Service Enterprise Group, Inc. (PSEG).

(e)	Adjustment to exclude the decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

(f)	Adjustment to exclude the financial impact of Generation’s prior investment in Sithe Energies, Inc. (Sithe) (sold in January 2005).

(g)	Adjustment to exclude severance charges.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Six Months Ended June 30, 2006				Six Months Ended June 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$7,559	$8	(b)	$7,567	$7,045	$—		$7,045
Operating expenses
Purchased power	1,096	88	(b)	1,184	1,232	(4)	(b)	1,228
Fuel	1,438	(52)	(b)	1,386	1,115	45	(b)	1,160
Operating and maintenance	1,906	33	(c),(d),(e),(f)	1,939	1,877	(33)	(c),(d),(f)	1,844
Depreciation and amortization	735	(35)	(c),(d)	700	644	(37)	(c),(d)	607
Taxes other than income	364	—		364	349	—		349

Total operating expenses	5,539	34		5,573	5,217	(29)		5,188

Operating income	2,020	(26)		1,994	1,828	29		1,857

Other income and deductions
Interest expense	(445)	12	(c),(g)	(433)	(399)	8	(c)	(391)
Equity in losses of unconsolidated affiliates	(61)	46	(c)	(15)	(68)	56	(c)	(12)
Other, net	91	(49)	(c),(d)	42	97	—		97

Total other income and deductions	(415)	9		(406)	(370)	64		(306)

Income from continuing operations before income taxes	1,605	(17)		1,588	1,458	93		1,551

Income taxes	564	27	(b),(c),(d),(e),(f),(g)	591	435	156	(b),(c),(d),(f)	591

Income from continuing operations	1,041	(44)		997	1,023	(63)		960
Income (loss) from discontinued operations	3	(3)	(g)	—	12	(15)	(g)	(3)

Net Income	$1,044	$(47)		$997	$1,035	$(78)		$957

Earnings per average common share
Basic:
Income from continuing operations	$1.56	$(0.07)		$1.49	$1.53	$(0.09)		$1.44
Income (loss) from discontinued operations	—	—		—	0.02	(0.02)		—

Net income	$1.56	$(0.07)		$1.49	$1.55	$(0.11)		$1.44

Diluted:
Income from continuing operations	$1.55	$(0.07)		$1.48	$1.51	$(0.09)		$1.42
Income (loss) from discontinued operations	—	—		—	0.02	(0.02)		—

Net income	$1.55	$(0.07)		$1.48	$1.53	$(0.11)		$1.42

Average common shares outstanding
Basic	669			669	669			669
Diluted	675			675	676			676

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market (b)		$0.03				$0.03
Investments in synthetic fuel-producing facilities (c)		(0.06)				0.07
PSEG merger costs (d)		(0.02)				(0.01)
Nuclear decommissioning obligation reduction (e)		0.13				—
Severance charges and financial impact of Sithe (f),(g)		(0.01)				0.02

Total adjustments		$0.07				$0.11

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s non-trading activities.

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains associated with the related derivatives.

(d)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with PSEG.

(e)	Adjustment to exclude the decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

(f)	Adjustment to exclude severance charges.

(g)	Adjustment to exclude the financial impact of Generation’s prior investment in Sithe (sold in January 2005).

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Three Months Ended June 30, 2006 and 2005

2005 GAAP Earnings per Diluted Share	$0.76

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	0.02
Investments in Synthetic Fuel-Producing Facilities (2)	(0.04)
Charges Associated with Exelon’s Anticipated Merger with PSEG (3)	0.01

2005 Adjusted (non-GAAP) Operating Earnings	0.75

Year Over Year Effects on Earnings:
ComEd Energy Margins:
Weather (4)	(0.03)
Other Energy Delivery (5)	0.04
Net SECA Revenues (6)	(0.01)
PECO Energy Margins:
Weather (7)	(0.01)
Other Energy Delivery (8)	0.04
Generation Energy Margins, Excluding Mark-to-Market (9)	0.16
Stock-Based Compensation (10)	(0.02)
Asbestos Reserve (11)	0.04
Other Operating and Maintenance Expense (12)	(0.03)
Depreciation and Amortization (13)	(0.05)
Interest Expense (14)	(0.01)
Nuclear Decommissioning Trust Fund Rebalancing (15)	(0.03)
Taxes Other Than Income (16)	0.01

2006 Adjusted (non-GAAP) Operating Earnings	0.85

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	0.06
Investments in Synthetic Fuel-Producing Facilities (2)	(0.08)
Charges Associated with Exelon’s Anticipated Merger with PSEG (3)	(0.01)
Nuclear Decommissioning Obligation Reduction (17)	0.13

2006 GAAP Earnings per Diluted Share	$0.95

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains associated with the related derivatives and a $69 million impairment charge (after tax) in 2006.

(3)	Reflects certain costs incurred in connection with Exelon’s proposed merger with PSEG.

(4)	Reflects unfavorable weather conditions in the ComEd service territory.

(5)	Reflects increased revenues net of fuel at ComEd primarily due to changes in customer usage and mix, increased residential deliveries (excluding the impact of weather) and increased net transmission revenues. Although customer rates are frozen through 2006, average effective customer rates fluctuate due to the usage patterns of customers. Excludes the effects of the 2006 change in the purchased power agreement with Generation.

(6)	Reflects a decrease in net recognized SECA revenues.

(7)	Reflects unfavorable weather conditions in the PECO service territory.

(8)	Reflects increased revenues at PECO primarily due to authorized electric rate increases, including scheduled CTC rate increases in accordance with PECO’s 1998 restructuring settlement with the PAPUC.

(9)	Reflects higher realized prices on market sales and higher nuclear volumes at Generation. Excludes the impact of the 2006 change in the purchased power agreement with ComEd.

(10)	Reflects increased stock-based compensation costs.

(11)	Reflects the 2005 impact on net income of a reserve recorded by Generation for estimated future asbestos-related bodily injury claims.

(12)	Reflects increased operating and maintenance expense primarily due to inflation and increased bad debt expense at PECO.

(13)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.

(14)	Reflects increased interest expense, primarily at Generation.

(15)	Reflects the 2005 impact on net income of gains realized on AmerGen’s decommissioning trust fund investments related to changes to the investment strategy.

(16)	Reflects decreased taxes other than income primarily due to favorable tax settlements at PECO in 2006.

(17)	Reflects a decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
to GAAP Earnings By Business Segment (in millions)
Three Months Ended June 30, 2006 and 2005

	ComEd	PECO	Generation	Other	Exelon

2005 GAAP Earnings	$109	$110	$296	$(1)	$514

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	—	—	14	—	14
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	(29)	(29)
Charges Associated with Exelon’s Anticipated Merger with PSEG (3)	—	4	1	—	5
Severance Charges (4)	(2)	—	1	2	1
2005 Financial Impact of Generation’s Prior Investment in Sithe (5)	—	—	1	—	1

2005 Adjusted (non-GAAP) Operating Earnings	107	114	313	(28)	506

Year Over Year Effects on Earnings:
ComEd and PECO Energy Margins:
Weather (6)	(20)	(6)	—	—	(26)
Other Energy Delivery (7)	26	24	—	—	50
Net SECA Revenues (8)	(4)	1	—	—	(3)
Generation Energy Margins, Excluding Mark-to-Market (9)	—	—	110	—	110
ComEd and Generation PPA Rate Change (10)	30	—	(30)	—	—
Stock-Based Compensation (11)	(4)	(1)	(6)	—	(11)
Pension and Non-Pension Postretirement Benefits Expense (12)	1	—	(1)	(1)	(1)
Asbestos Reserve (13)	—	—	27	—	27
Other Operating and Maintenance Expense (14)	(4)	(14)	(11)	6	(23)
Depreciation and Amortization (15)	(3)	(23)	(6)	(1)	(33)
Interest Expense (16)	1	3	(6)	(2)	(4)
Nuclear Decommissioning Trust Fund Rebalancing (17)	—	—	(21)	—	(21)
Taxes Other Than Income (18)	1	5	(1)	—	5
Other	(5)	(7)	7	6	1

2006 Adjusted (non-GAAP) Operating Earnings	126	96	375	(20)	577

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	2	—	36	—	38
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	(55)	(55)
Charges Associated with Exelon’s Anticipated Merger with PSEG (3)	(1)	(3)	(2)	(1)	(7)
Nuclear Decommissioning Obligation Reduction (19)	—	—	89	—	89
2006 Financial Impact of Generation’s Prior Investment in Sithe (5)	—	—	2	—	2

2006 GAAP Earnings	$127	$93	$500	$(76)	$644

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains associated with the related derivatives and a $69 million impairment charge (after tax) in 2006.

(3)	Reflects certain costs incurred in connection with Exelon’s proposed merger with PSEG.

(4)	Reflects severance charges recorded during the period or adjustments to previously recorded severance reserves.

(5)	Reflects the financial impact of Generation’s prior investment in Sithe (sold in January 2005).

(6)	Reflects unfavorable weather conditions in the ComEd and PECO service territories.

(7)	Reflects increased revenues net of fuel at ComEd primarily due to changes in customer usage and mix, increased residential deliveries (excluding the impact of weather) and increased net transmission revenues. Although customer rates are frozen through 2006, average effective customer rates fluctuate due to the usage patterns of customers. Excludes the effects and the 2006 change in the purchased power agreement with Generation. Also, reflects increased revenues at PECO primarily due to authorized electric rate increases, including scheduled CTC rate increases in accordance with PECO’s 1998 restructuring settlement with the PAPUC.

(8)	Reflects a decrease in net recognized SECA revenues.

(9)	Reflects higher realized prices on market sales and higher nuclear volumes at Generation. Excludes the impact of the 2006 change in the purchased power agreement with ComEd.

(10)	Reflects the impact on net income of decreased prices in accordance with ComEd’s purchased power agreement with Generation.

(11)	Reflects increased stock-based compensation costs.

(12)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions in 2006.

(13)	Reflects the 2005 impact on net income of a reserve recorded by Generation for estimated future asbestos-related bodily injury claims.

(14)	Reflects increased operating and maintenance expense primarily due to inflation and increased bad debt expense at PECO.

(15)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.

(16)	Reflects increased interest expense, primarily at Generation.

(17)	Reflects the 2005 impact on net income of gains realized on AmerGen’s decommissioning trust fund investments related to changes to the investment strategy.

(18)	Reflects decreased taxes other than income primarily due to favorable tax settlements at PECO in 2006.

(19)	Reflects a decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Six Months Ended June 30, 2006 and 2005

2005 GAAP Earnings per Diluted Share	$1.53

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.03)
Investments in Synthetic Fuel-Producing Facilities (2)	(0.07)
Charges Associated with Exelon’s Anticipated Merger with PSEG (3)	0.01
2005 Financial Impact of Generation’s Prior Investment in Sithe (4)	(0.02)

2005 Adjusted (non-GAAP) Operating Earnings	1.42

Year Over Year Effects on Earnings:
ComEd Energy Margins:
Weather (5)	(0.04)
Other Energy Delivery (6)	0.04
Net SECA Revenues (7)	(0.02)
PECO Energy Margins:
Weather (8)	(0.04)
Other Energy Delivery (9)	0.06
Generation Energy Margins, Excluding Mark-to-Market (10)	0.30
Stock-Based Compensation (11)	(0.04)
Pension and Non-Pension Postretirement Benefits Expense (12)	(0.01)
Asbestos Reserve (13)	0.04
Other Operating and Maintenance Expense (14)	(0.08)
Depreciation and Amortization (15)	(0.09)
Interest Expense (16)	(0.03)
Nuclear Decommissioning Trust Fund Rebalancing (17)	(0.03)
Taxes Other Than Income (18)	(0.01)
Other	0.01

2006 Adjusted (non-GAAP) Operating Earnings	1.48

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	0.03
Investments in Synthetic Fuel-Producing Facilities (2)	(0.06)
Charges Associated with Exelon’s Anticipated Merger with PSEG (3)	(0.02)
Nuclear Decommissioning Obligation Reduction (19)	0.13
Severance Charges and 2006 Financial Impact of Generation’s Prior Investment in Sithe (4),(20)	(0.01)

2006 GAAP Earnings per Diluted Share	$1.55

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains associated with the related derivatives and a $69 million impairment charge (after tax) in 2006.

(3)	Reflects certain costs incurred in connection with Exelon’s proposed merger with PSEG.

(4)	Reflects the financial impact of Generation’s prior investment in Sithe (sold in January 2005).

(5)	Reflects unfavorable weather conditions in the ComEd service territory.

(6)	Reflects increased revenues net of fuel at ComEd primarily due to changes in customer usage and mix, increased residential deliveries (excluding the impact of weather) and increased net transmission revenues. Although customer rates are frozen through 2006, average effective customer rates fluctuate due to the usage patterns of customers. Excludes the effects of the 2006 change in the purchased power agreement with Generation.

(7)	Reflects a decrease in net recognized SECA revenues.

(8)	Reflects unfavorable weather conditions in the PECO service territory.

(9)	Reflects increased revenues at PECO primarily due to authorized electric rate increases, including scheduled CTC rate increases in accordance with PECO’s 1998 restructuring settlement with the PAPUC.

(10)	Reflects higher realized prices on market sales and higher nuclear volumes at Generation. Excludes the impact of the 2006 change in the purchased power agreement with ComEd.

(11)	Reflects increased stock-based compensation costs.

(12)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions in 2006.

(13)	Reflects the 2005 impact on net income of a reserve recorded by Generation for estimated future asbestos-related bodily injury claims.

(14)	Reflects increased operating and maintenance expense primarily due to inflation, increased bad debt expense at PECO and increased costs at Generation associated with non-outage operating costs and nuclear refueling expenses.

(15)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.

(16)	Primarily reflects interest expense associated with the debt issued to fund Exelon’s pension contribution that was made at the end of the first quarter of 2005.

(17)	Reflects the 2005 impact on net income of gains realized on AmerGen’s decommissioning trust fund investments related to changes to the investment strategy.

(18)	Reflects increased taxes other than income primarily due to favorable tax settlements at PECO and Generation in the first quarter of 2005, partially offset by favorable tax settlements at PECO in 2006.

(19)	Reflects a decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

(20)	Reflects severance charges recorded during the period or adjustments to previously recorded severance reserves.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
to GAAP Earnings By Business Segment (in millions)
Six Months Ended June 30, 2006 and 2005

	ComEd	PECO	Generation	Other	Exelon

2005 GAAP Earnings	$179	$239	$616	$1	$1,035

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	—	—	(25)	—	(25)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	(45)	(45)
Charges Associated with Exelon’s Anticipated Merger with PSEG (3)	—	6	—	—	6
Severance Charges (4)	(2)	1	1	1	1
2005 Financial Impact of Generation’s Prior Investment in Sithe (5)	—	—	(15)	—	(15)

2005 Adjusted (non-GAAP) Operating Earnings	177	246	577	(43)	957

Year Over Year Effects on Earnings:
ComEd and PECO Energy Margins:
Weather (6)	(24)	(25)	—	—	(49)
Other Energy Delivery (7)	29	42	—	—	71
Net SECA Revenues (8)	(14)	1	—	—	(13)
Generation Energy Margins, Excluding Mark-to-Market (9)	—	—	202	—	202
ComEd and Generation PPA Rate Change (10)	48	—	(48)	—	—
Stock-Based Compensation (11)	(8)	(5)	(14)	—	(27)
Pension and Non-Pension Postretirement Benefits Expense (12)	—	(2)	(4)	—	(6)
Asbestos Reserve (13)	—	—	27	—	27
Other Operating and Maintenance Expense (14)	(5)	(17)	(37)	4	(55)
Depreciation and Amortization (15)	(4)	(46)	(10)	(2)	(62)
Interest Expense (16)	1	5	(11)	(15)	(20)
Nuclear Decommissioning Trust Fund Rebalancing (17)	—	—	(21)	—	(21)
Taxes Other Than Income (18)	(1)	(1)	(6)	(1)	(9)
Other	(12)	(4)	9	9	2

2006 Adjusted (non-GAAP) Operating Earnings	187	194	664	(48)	997

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(5)	—	23	—	18
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	(42)	(42)
Charges Associated with Exelon’s Anticipated Merger with PSEG (3)	(2)	(7)	(6)	(1)	(16)
Nuclear Decommissioning Obligation Reduction (19)	—	—	89	—	89
Severance Charges (4)	1	(1)	(1)	—	(1)
2006 Financial Impact of Generation’s Prior Investment in Sithe (5)	—	—	(1)	—	(1)

2006 GAAP Earnings	$181	$186	$768	$(91)	$1,044

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains associated with the related derivatives and a $69 million impairment charge (after tax) in 2006.

(3)	Reflects certain costs incurred in connection with Exelon’s proposed merger with PSEG.

(4)	Reflects severance charges recorded during the period or adjustments to previously recorded severance reserves.

(5)	Reflects the financial impact of Generation’s prior investment in Sithe (sold in January 2005).

(6)	Reflects unfavorable weather conditions in the ComEd and PECO service territories.

(7)	Reflects increased revenues net of fuel at ComEd primarily due to changes in customer usage and mix, increased residential deliveries (excluding the impact of weather) and increased net transmission revenues. Although customer rates are frozen through 2006, average effective customer rates fluctuate due to the usage patterns of customers. Excludes the effects of the 2006 change in the purchased power agreement with Generation. Also, reflects increased revenues at PECO primarily due to authorized electric rate increases, including scheduled CTC rate increases in accordance with PECO’s 1998 restructuring settlement with the PAPUC.

(8)	Reflects a decrease in net recognized SECA revenues.

(9)	Reflects higher realized prices on market sales and higher nuclear volumes at Generation. Excludes the impact of the 2006 change in the purchased power agreement with ComEd.

(10)	Reflects the impact on net income of decreased prices in accordance with ComEd’s purchased power agreement with Generation.

(11)	Reflects increased stock-based compensation costs.

(12)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions in 2006.

(13)	Reflects the 2005 impact on net income of a reserve recorded by Generation for estimated future asbestos-related bodily injury claims.

(14)	Reflects increased operating and maintenance expense primarily due to inflation, increased bad debt expense at PECO and increased costs at Generation associated with non-outage operating costs and nuclear refueling expenses.

(15)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.

(16)	Primarily reflects interest expense associated with the debt issued to fund Exelon’s pension contribution that was made at the end of the first quarter of 2005.

(17)	Reflects the 2005 impact on net income of gains realized on AmerGen’s decommissioning trust fund investments related to changes to the investment strategy.

(18)	Reflects increased taxes other than income primarily due to favorable tax settlements at PECO and Generation in the first quarter of 2005, partially offset by favorable tax settlements at PECO in 2006.

(19)	Reflects a decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	ComEd
	Three Months Ended June 30, 2006				Three Months Ended June 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$1,453	$(3)	(b)	$1,450	$1,488	$—		$1,488
Operating expenses
Purchased power	766	—		766	858	—		858
Operating and maintenance	218	(2)	(c)	216	202	3	(d)	205
Depreciation and amortization	106	—		106	101	—		101
Taxes other than income	71	—		71	73	—		73

Total operating expenses	1,161	(2)		1,159	1,234	3		1,237

Operating income	292	(1)		291	254	(3)		251

Other income and deductions
Interest expense	(77)	—		(77)	(77)	—		(77)
Equity in losses of unconsolidated affiliates	(3)	—		(3)	(4)	—		(4)
Other, net	1	—		1	7	—		7

Total other income and deductions	(79)	—		(79)	(74)	—		(74)

Income before income taxes	213	(1)		212	180	(3)		177
Income taxes	86	—	(b),(c)	86	71	(1)	(d)	70

Net income	$127	$(1)		$126	$109	$(2)		$107

	Six Months Ended June 30, 2006				Six Months Ended June 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$2,880	$8	(b)	$2,888	$2,875	$—		$2,875
Operating expenses
Purchased power	1,628	—		1,628	1,679	—		1,679
Operating and maintenance	434	(3)	(c),(d)	431	404	4	(d)	408
Depreciation and amortization	205	—		205	198	—		198
Taxes other than income	152	—		152	151	—		151

Total operating expenses	2,419	(3)		2,416	2,432	4		2,436

Operating income	461	11		472	443	(4)		439

Other income and deductions
Interest expense	(153)	—		(153)	(151)	—		(151)
Equity in losses of unconsolidated affiliates	(5)	—		(5)	(8)	—		(8)
Other, net	1	—		1	13	—		13

Total other income and deductions	(157)	—		(157)	(146)	—		(146)

Income (loss) before income taxes	304	11		315	297	(4)		293
Income taxes	123	5	(b),(c),(d)	128	118	(2)	(d)	116

Net income	$181	$6		$187	$179	$(2)		$177

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the mark-to-market impact of one wholesale contract at ComEd.

(c)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with PSEG.

(d)	Adjustment to exclude severance charges and adjustments to previously recorded severance reserves.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	PECO
	Three Months Ended June 30, 2006				Three Months Ended June 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$1,148	$—		$1,148	$1,044	$—		$1,044
Operating expenses
Purchased power	501	—		501	437	—		437
Fuel	76	—		76	66	—		66
Operating and maintenance	141	(2)	(b)	139	119	(3)	(b)	116
Depreciation and amortization	172	(3)	(b)	169	137	(3)	(b)	134
Taxes other than income	53	—		53	60	—		60

Total operating expenses	943	(5)		938	819	(6)		813

Operating income	205	5		210	225	6		231

Other income and deductions
Interest expense	(67)	—		(67)	(70)	—		(70)
Equity in losses of unconsolidated affiliates	(2)	—		(2)	(4)	—		(4)
Other, net	2	—		2	6	—		6

Total other income and deductions	(67)	—		(67)	(68)	—		(68)

Income before income taxes	138	5		143	157	6		163
Income taxes	45	2	(b)	47	47	2	(b)	49

Net income	$93	$3		$96	$110	$4		$114

	Six Months Ended June 30, 2006				Six Months Ended June 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$2,554	$—		$2,554	$2,339	$—		$2,339
Operating expenses
Purchased power	987	—		987	869	—		869
Fuel	402	—		402	331	—		331
Operating and maintenance	289	(5)	(b),(c)	284	253	(4)	(b),(c)	249
Depreciation and amortization	343	(7)	(b)	336	273	(6)	(b)	267
Taxes other than income	117	—		117	115	—		115

Total operating expenses	2,138	(12)		2,126	1,841	(10)		1,831

Operating income	416	12		428	498	10		508

Other income and deductions
Interest expense	(136)	—		(136)	(142)	—		(142)
Equity in losses of unconsolidated affiliates	(6)	—		(6)	(8)	—		(8)
Other, net	5	—		5	9	—		9

Total other income and deductions	(137)	—		(137)	(141)	—		(141)

Income before income taxes	279	12		291	357	10		367
Income taxes	93	4	(b),(c)	97	118	3	(b),(c)	121

Net income	$186	$8		$194	$239	$7		$246

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with PSEG.

(c)	Adjustment to exclude severance charges.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Generation
	Three Months Ended June 30, 2006				Three Months Ended June 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$2,214	$—		$2,214	$2,105	$—		$2,105
Operating expenses
Purchased power	418	49	(b)	467	517	15	(b)	532
Fuel	425	9	(b)	434	428	(37)	(b)	391
Operating and maintenance	440	144	(c),(d)	584	602	(3)	(c),(f)	599
Depreciation and amortization	72	—		72	63	—		63
Taxes other than income	41	—		41	39	—		39

Total operating expenses	1,396	202		1,598	1,649	(25)		1,624

Operating income	818	(202)		616	456	25		481

Other income and deductions
Interest expense	(40)	1	(e)	(39)	(29)	—		(29)
Equity in gains (losses) of unconsolidated affiliates	(1)	—		(1)	4	—		4
Other, net	14	—		14	51	—		51

Total other income and deductions	(27)	1		(26)	26	—		26

Income from continuing operations before income taxes	791	(201)		590	482	25		507
Income taxes	294	(79)	(b),(c),(d),(e)	215	185	9	(b),(c),(f)	194

Income from continuing operations	497	(122)		375	297	16		313
Income (loss) from discontinued operations	3	(3)	(e)	—	(1)	1	(e)	—

Net income	$500	$(125)		$375	$296	$17		$313

	Six Months Ended June 30, 2006				Six Months Ended June 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$4,434	$—		$4,434	$4,125	$—		$4,125
Operating expenses
Purchased power	781	88	(b)	869	967	(4)	(b)	963
Fuel	1,036	(52)	(b)	984	786	45	(b)	831
Operating and maintenance	1,108	142	(c),(d),(f)	1,250	1,211	(3)	(c),(f)	1,208
Depreciation and amortization	139	—		139	125	—		125
Taxes other than income	84	—		84	74	—		74

Total operating expenses	3,148	178		3,326	3,163	38		3,201

Operating income	1,286	(178)		1,108	962	(38)		924

Other income and deductions
Interest expense	(82)	7	(e)	(75)	(58)	—		(58)
Equity in gains (losses) of unconsolidated affiliates	(5)	—		(5)	4	—		4
Other, net	20	4	(c)	24	69	—		69

Total other income and deductions	(67)	11		(56)	15	—		15

Income from continuing operations before income taxes	1,219	(167)		1,052	977	(38)		939
Income taxes	454	(66)	(b),(c),(d),(e),(f)	388	376	(14)	(b),(c),(f)	362

Income from continuing operations	765	(101)		664	601	(24)		577
Income from discontinued operations	3	(3)	(e)	—	15	(15)	(e)	—

Net income	$768	$(104)		$664	$616	$(39)		$577

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the mark-to-market impact of Generation’s non-trading activities.

(c)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with PSEG.

(d)	Adjustment to exclude the decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

(e)	Adjustment to exclude the financial impact of Generation’s prior investment in Sithe (sold in January 2005).

(f)	Adjustment to exclude severance charges.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Other
	Three Months Ended June 30, 2006				Three Months Ended June 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$(1,118)	$—		$(1,118)	$(1,153)	$—		$(1,153)
Operating expenses
Purchased power	(1,114)	—		(1,114)	(1,149)	—		(1,149)
Fuel	1	—		1	(1)	—		(1)
Operating and maintenance	82	(97)	(b),(c)	(15)	6	(13)	(b),(d)	(7)
Depreciation and amortization	21	(11)	(b)	10	24	(16)	(b)	8
Taxes other than income	5	—		5	5	—		5

Total operating expenses	(1,005)	(108)		(1,113)	(1,115)	(29)		(1,144)

Operating loss	(113)	108		(5)	(38)	29		(9)

Other income and deductions
Interest expense	(38)	3	(b)	(35)	(34)	4	(b)	(30)
Equity in losses of unconsolidated affiliates	(16)	16	(b)	—	(28)	28	(b)	—
Other, net	29	(24)	(b)	5	4	—		4

Total other income and deductions	(25)	(5)		(30)	(58)	32		(26)

Loss from continuing operations before income taxes	(138)	103		(35)	(96)	61		(35)
Income taxes	(62)	47	(b),(c)	(15)	(96)	88	(b),(d)	(8)

Loss from continuing operations	(76)	56		(20)	—	(27)		(27)
Loss from discontinued operations	—	—		—	(1)	—		(1)

Net income (loss)	$(76)	$56		$(20)	$(1)	$(27)		$(28)

	Six Months Ended June 30, 2006				Six Months Ended June 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$(2,309)	$—		$(2,309)	$(2,294)	$—		$(2,294)
Operating expenses
Purchased power	(2,300)	—		(2,300)	(2,283)	—		(2,283)
Fuel	—	—		—	(2)	—		(2)
Operating and maintenance	75	(101)	(b),(c)	(26)	9	(30)	(b),(d)	(21)
Depreciation and amortization	48	(28)	(b)	20	48	(31)	(b)	17
Taxes other than income	11	—		11	9	—		9

Total operating expenses	(2,166)	(129)		(2,295)	(2,219)	(61)		(2,280)

Operating loss	(143)	129		(14)	(75)	61		(14)

Other income and deductions
Interest expense	(74)	5	(b)	(69)	(48)	8	(b)	(40)
Equity in gains (losses) of unconsolidated affiliates	(45)	46	(b)	1	(56)	56	(b)	—
Other, net	65	(53)	(b)	12	6	—		6

Total other income and deductions	(54)	(2)		(56)	(98)	64		(34)

Loss from continuing operations before income taxes	(197)	127		(70)	(173)	125		(48)
Income taxes	(106)	84	(b),(c)	(22)	(177)	169	(b),(d)	(8)

Income (loss) from continuing operations	(91)	43		(48)	4	(44)		(40)
Loss from discontinued operations	—	—		—	(3)	—		(3)

Net income (loss)	$(91)	$43		$(48)	$1	$(44)		$(43)

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains associated with the related derivatives.

(c)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with PSEG.

(d)	Adjustment to exclude severance charges.

EXELON CORPORATION Electric Sales Statistics

	Three Months Ended June 30,
(in GWhs)	2006	2005	% Change
Supply
Nuclear	35,442	34,685	2.2%
Purchased Power — Generation (a)	8,101	9,061	(10.6%)
Fossil and Hydro	3,148	3,246	(3.0%)

Power Team Supply	46,691	46,992	(0.6%)
Purchased Power — Other	370	225	64.4%

Total Electric Supply Available for Sale	47,061	47,217	(0.3%)
Less: Line Loss and Company Use	(2,550)	(2,721)	(6.3%)

Total Supply	44,511	44,496	0.0%

Energy Sales
Retail Sales	31,888	32,255	(1.1%)
Power Team Market Sales (a)	17,065	16,912	0.9%
Interchange Sales and Sales to Other Utilities	809	689	17.4%

	49,762	49,856	(0.2%)
Less: Distribution Only Sales	(5,251)	(5,360)	(2.0%)

Total Energy Sales	44,511	44,496	0.0%

	Six Months Ended June 30,
(in GWhs)	2006	2005	% Change
Supply
Nuclear	68,933	67,465	2.2%
Purchased Power — Generation (a)	15,870	18,607	(14.7%)
Fossil and Hydro	6,119	6,383	(4.1%)

Power Team Supply	90,922	92,455	(1.7%)
Purchased Power — Other	689	411	67.6%

Total Electric Supply Available for Sale	91,611	92,866	(1.4%)
Less: Line Loss and Company Use	(5,086)	(4,466)	13.9%

Total Supply	86,525	88,400	(2.1%)

Energy Sales
Retail Sales	64,232	65,448	(1.9%)
Power Team Market Sales (a)	30,045	32,557	(7.7%)
Interchange Sales and Sales to Other Utilities	1,562	1,268	23.2%

	95,839	99,273	(3.5%)
Less: Distribution Only Sales	(9,314)	(10,873)	(14.3%)

Total Energy Sales	86,525	88,400	(2.1%)

(a)	Purchased power and market sales do not include trading volume of 7,769 GWhs and 5,660 GWhs for the three months ended June 30, 2006 and 2005, respectively, and 14,754 GWhs and 11,411 GWhs for the six months ended June 30, 2006 and 2005, respectively.

EXELON CORPORATION
ComEd and PECO Sales Statistics
Three Months Ended June 30, 2006 and 2005

	ComEd					PECO
Electric Deliveries (in GWhs)	2006		2005		% Change	2006	2005	% Change
Full Service (a)
Residential	6,124		6,235		(1.8%)	2,719	2,686	1.2%
Small Commercial & Industrial	5,709		5,103		11.9%	1,869	1,730	8.0%
Large Commercial & Industrial	2,430		2,103		15.5%	3,875	3,705	4.6%
Public Authorities & Electric Railroads	514		521		(1.3%)	229	205	11.7%

Total Full Service	14,777		13,962		5.8%	8,692	8,326	4.4%

PPO (ComEd Only)
Small Commercial & Industrial	814		1,433		(43.2%)
Large Commercial & Industrial	675		1,635		(58.7%)

	1,489		3,068		(51.5%)

Delivery Only (b)
Residential	(d	)	(d	)		14	74	(81.1%)
Small Commercial & Industrial	1,291		1,495		(13.6%)	163	315	(48.3%)
Large Commercial & Industrial	3,772		3,330		13.3%	11	146	(92.5%)

	5,063		4,825		4.9%	188	535	(64.9%)

Total PPO and Delivery Only	6,552		7,893		(17.0%)	188	535	(64.9%)

Total Retail Deliveries	21,329		21,855		(2.4%)	8,880	8,861	0.2%

Gas Deliveries (mmcf) (PECO only)						12,431	13,417	(7.3%)

Revenue (in millions)
Full Service (a)
Residential	$547		$559		(2.1%)	$392	$359	9.2%
Small Commercial & Industrial	452		413		9.4%	236	203	16.3%
Large Commercial & Industrial	130		105		23.8%	319	283	12.7%
Public Authorities & Electric Railroads	32		32		0.0%	22	19	15.8%

Total Full Service	1,161		1,109		4.7%	969	864	12.2%

PPO (ComEd Only) (c)
Small Commercial & Industrial	61		99		(38.4%)
Large Commercial & Industrial	42		93		(54.8%)

	103		192		(46.4%)

Delivery Only (b)
Residential	(d	)	(d	)		1	6	(83.3%)
Small Commercial & Industrial	21		27		(22.2%)	9	17	(47.1%)
Large Commercial & Industrial	40		41		(2.4%)	1	4	(75.0%)

	61		68		(10.3%)	11	27	(59.3%)

Total PPO and Delivery Only	164		260		(36.9%)	11	27	(59.3%)

Total Retail Electric Revenue	1,325		1,369		(3.2%)	980	891	10.0%

Wholesale and Miscellaneous Revenue (e)	125		119		5.0%	60	53	13.2%

Mark-to-market wholesale contract	3		—		n.m.	—	—	0.0%

Gas Revenue (PECO only)	n/a		n/a			108	100	8.0%

Total Revenues	$1,453		$1,488		(2.4%)	$1,148	$1,044	10.0%

Heating and Cooling Degree-Days	2006		2005		Normal	2006	2005	Normal
Heating Degree-Days	617		664		794	335	484	488
Cooling Degree-Days	212		314		216	327	327	316

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates which include the cost of energy and the cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s purchase power option (PPO) includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity. As of June 30, 2006, one alternative supplier was approved to serve residential customers in the ComEd service territory. However, no residential customers have selected this alternative supplier.

(e)	Wholesale and miscellaneous revenue includes transmission revenue from PJM Interconnection, LLC (PJM), sales to municipalities and other wholesale energy sales.

n.m. — Not meaningful

n/a — Not applicable

EXELON CORPORATION
ComEd and PECO Sales Statistics
Six Months Ended June 30, 2006 and 2005

	ComEd					PECO
Electric Deliveries (in GWhs)	2006		2005		% Change	2006	2005	% Change
Full Service (a)
Residential	12,921		13,346		(3.2%)	5,917	5,955	(0.6%)
Small Commercial & Industrial	11,028		10,211		8.0%	3,753	3,462	8.4%
Large Commercial & Industrial	4,609		3,883		18.7%	7,576	7,214	5.0%
Public Authorities & Electric Railroads	1,115		1,052		6.0%	472	431	9.5%

Total Full Service	29,673		28,492		4.1%	17,718	17,062	3.8%

PPO (ComEd Only)
Small Commercial & Industrial	2,322		2,458		(5.5%)
Large Commercial & Industrial	2,198		3,119		(29.5%)

	4,520		5,577		(19.0%)

Delivery Only (b)
Residential	(d	)	(d	)		32	178	(82.0%)
Small Commercial & Industrial	2,185		3,163		(30.9%)	345	712	(51.5%)
Large Commercial & Industrial	6,723		6,488		3.6%	29	332	(91.3%)

	8,908		9,651		(7.7%)	406	1,222	(66.8%)

Total PPO and Delivery Only	13,428		15,228		(11.8%)	406	1,222	(66.8%)

Total Retail Deliveries	43,101		43,720		(1.4%)	18,124	18,284	(0.9%)

Gas Deliveries (mmcf) (PECO only)						44,232	51,096	(13.4%)

Revenue (in millions)
Full Service (a)
Residential	$1,096		$1,124		(2.5%)	$795	$744	6.9%
Small Commercial & Industrial	839		784		7.0%	446	386	15.5%
Large Commercial & Industrial	240		193		24.4%	614	546	12.5%
Public Authorities & Electric Railroads	68		65		4.6%	43	40	7.5%

Total Full Service	2,243		2,166		3.6%	1,898	1,716	10.6%

PPO (ComEd Only) (c)
Small Commercial & Industrial	163		165		(1.2%)
Large Commercial & Industrial	132		171		(22.8%)

	295		336		(12.2%)

Delivery Only (b)
Residential	(d	)	(d	)		2	13	(84.6%)
Small Commercial & Industrial	33		58		(43.1%)	18	35	(48.6%)
Large Commercial & Industrial	67		80		(16.3%)	1	9	(88.9%)

	100		138		(27.5%)	21	57	(63.2%)

Total PPO and Delivery Only	395		474		(16.7%)	21	57	(63.2%)

Total Retail Electric Revenue	2,638		2,640		(0.1%)	1,919	1,773	8.2%

Wholesale and Miscellaneous Revenue (e)	250		235		6.4%	118	105	12.4%

Mark-to-market wholesale contract	(8)		—		n.m.	—	—	0.0%

Gas Revenue (PECO only)	n/a		n/a			517	461	12.1%

Total Revenues	$2,880		$2,875		0.2%	$2,554	$2,339	9.2%

Heating and Cooling Degree-Days	2006		2005		Normal	2006	2005	Normal
Heating Degree-Days	3,358		3,744		4,060	2,522	3,108	3,047
Cooling Degree-Days	212		315		217	328	327	316

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates which include the cost of energy and the cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a CTC.

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity. As of June 30, 2006, one alternative supplier was approved to serve residential customers in the ComEd service territory. However, no residential customers have selected this alternative supplier.

(e)	Wholesale and miscellaneous revenue includes transmission revenue from PJM, sales to municipalities and other wholesale energy sales.

n.m. — Not meaningful

n/a — Not applicable

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Three Months Ended
	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005
GWh Sales
ComEd	18,685	20,309	19,749	24,331	19,625
PECO	9,262	9,615	9,404	11,442	8,957
Market and Retail Sales	18,744	14,308	17,431	19,525	18,410

Total Sales (a)	46,691	44,232	46,584	55,298	46,992

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$35.80	$37.22	$32.56	$39.87	$38.47
PECO	46.32	43.27	42.32	44.84	42.20
Market and Retail Sales (b)	50.31	52.14	49.34	53.16	42.53
Total Sales — without trading	43.71	43.36	40.81	45.61	40.77

Average Purchased Power and Fuel Cost — without trading (c)	$17.28	$15.94	$18.78	$27.09	$17.71

Average Margin — without trading (c)	$26.43	$27.42	$22.03	$18.52	$23.06

Around-the-clock Market Prices ($/MWh)
PECO — PJM West Hub	$48.07	$56.42	$73.87	$75.33	$47.30
ComEd — NIHUB	39.28	42.48	52.81	54.75	38.35

(a)	Total sales do not include trading volume of 7,769 GHws, 6,985 GWhs, 8,756 GWhs, 6,757 GWhs and 5,660 GWhs for the three months ended June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005 and June 30, 2005, respectively.

(b)	Market and retail sales exclude revenues related to tolling agreements of $34 million, $52 million and $34 million for the three months ended June 30, 2006, September 30, 2005 and June 30, 2005, respectively.

(c)	Excludes the mark-to-market impact of Generation’s non-trading activities.

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Six Months Ended June 30,
	2006	2005
GWh Sales
ComEd	38,994	38,718
PECO	18,876	18,317
Market and Retail Sales	33,052	35,420

Total Sales (a)	90,922	92,455

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$36.54	$38.54
PECO	44.77	41.44
Market and Retail Sales (b)	51.10	40.74
Total Sales — without trading	43.54	39.95

Average Purchased Power and Fuel Cost — without trading (c)	$16.63	$16.48

Average Margin — without trading (c)	$26.91	$23.47

Around-the-clock Market Prices ($/MWh)
PECO — PJM West Hub	$52.24	$47.24
ComEd — NIHUB	40.88	39.01

2006 Forward market prices — July through December
Around-the-clock Market Prices ($/MWh)
PECO — PJM West Hub	$56.80
ComEd — NIHUB	41.90
Gas Prices ($/Mmbtu)
Henry Hub	$7.20

(a)	Total sales do not include trading volume of 14,754 GWhs and 11,411 GWhs for the six months ended June 30, 2006 and 2005, respectively.

(b)	Market and retail sales exclude revenues related to tolling agreements of $34 million for the six months ended June 30, 2006 and 2005.

(c)	Excludes the mark-to-market impact of Generation’s non-trading activities.